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                            SECURITIES AND EXCHANGE
                                  COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                Current Report

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

               Date of earliest event reported:  March 16, 2001

                        AmeriSource Health Corporation

              (Exact Name of Registrant as Specified in Charter)

       Delaware                    0-20485                 23-2546940
(State of Incorporation)  (Commission File Number)      (I.R.S. Employer
                                                       Identification No.)

      1300 Morris Drive, Suite 100, Chesterbrook, Pennsylvania 19087-5594
      -------------------------------------------------------------------
             (Address of Principal Executive Offices)   (Zip Code)

                                 (610) 727-7000
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

       On March 19, 2001, AmeriSource Health Corporation, a Delaware corporation ("AmeriSource"), announced that it had entered into an Agreement and Plan of
  -----------
Merger, dated as of March 16, 2001 (the "Merger Agreement"), among AmeriSource,
                                         ----------------
Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), AABB
                                                        ------
Corporation, a Delaware corporation 50% owned by each of AmeriSource and Bergen ("Parent"), A-Sub Acquisition Corp., a Delaware corporation and a direct wholly
  ------
owned subsidiary of Parent ("AmeriSource Merger Sub") and B-Sub Acquisition
                             ----------------------
Corp., a New Jersey corporation and a direct wholly owned subsidiary of Parent ("Bergen Merger Sub").
  -----------------

       Pursuant to the Merger Agreement, Parent will acquire all of the common stock of each of AmeriSource and Bergen through the merger of AmeriSource Merger Sub with and into AmeriSource and the merger of Bergen Merger Sub with and into Bergen and the shareholders of each of AmeriSource and Bergen will receive shares of common stock of Parent in respect of their interests in AmeriSource and Bergen.

       As a result of the merger, (i) each issued and outstanding share of Bergen common stock will be converted into and represent the right to receive
0.37 shares of common stock, par value $0.01 per share, of Parent, and (ii) each issued and outstanding share of AmeriSource common stock will be converted into and represent the right to receive one share of common stock, par value $0.01 per share, of Parent.

       Consummation of the merger is subject to certain conditions, including, among other things, (i) approval of the merger by the shareholders of each of AmeriSource and Bergen, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iii) the promulgation of a final Statement of Financial Accounting Standards, which shall provide for accounting treatment of the mergers and the other transactions contemplated by the Merger Agreement in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets - Accounting for Goodwill, dated February 14, 2001.

       The above description is entirely qualified by the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

       On March 19, 2001, AmeriSource and Bergen issued a press release relating to the Merger Agreement and the related transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

       AmeriSource also announced today that its Board of Directors has adopted a Shareholder Rights Plan. The Plan provides that one right will be distributed as a dividend for each share of AmeriSource common stock outstanding on March 30, 2001. In general, if a person acquires 15% or more of AmeriSource's common stock, each right will entitle the right holder to purchase shares of AmeriSource common stock (or the common stock of the surviving company in the case of a merger) at a 50% discount to market value. The rights are redeemable by AmeriSource under certain circumstances. The rights will not be exercisable in connection with the AmeriSource Bergen merger and will expire on the earlier of March 16, 2002 or the consummation of the merger. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Certain Information Concerning Participants

       AmeriSource Health Corporation and certain other individuals named below may be deemed to be participants in the solicitation of proxies from AmeriSource Health Corporation shareholders. The participants in the solicitation may include the following directors and officers of AmeriSource Health Corporation:
R. David Yost, Kurt J. Hilzinger, George L. James, III, William D. Sprague, Michael D. DiCandilo, Michael N. Kilpatric, Bruce C. Bruckmann, Richard C. Gozon, Edward E. Hagenlocker, Lawrence C. Karlson, George H. Strong, J. Lawrence Wilson and Barton J. Winokur.
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       Collectively, as of March 16, 2001, the directors and officers of
AmeriSource Health Corporation set forth above beneficially owned approximately 2.48% of the outstanding shares of AmeriSource Health Corporation common stock. Shareholders may obtain additional information regarding the interests of the directors and officers of AmeriSource Health Corporation participating in the solicitation by reading the joint proxy statement/prospectus when it becomes available.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (c)  Exhibits

                2.1 Agreement and Plan of Merger dated as of March 16, 2001 by and among AmeriSource Health Corporation, Bergen Brunswig Corporation, AABB Corporation, A-Sub Acquisition Corp. and B-Sub Acquisition Corp.
               99.1 Joint Press Release of AmeriSource Health Corporation and Bergen Brunswig Corporation dated March 19, 2001.
               99.2 Press Release of AmeriSource Health Corporation dated March 19, 2001.


ITEM 9.    REGULATION FD DISCLOSURE

       The Company reaffirms the guidance it provided to the investment community during its February 1, 2001 live webcast conference call with respect to the Company's expected earnings per share and revenue for the second fiscal quarter and the remainder of the fiscal year. An online replay of the webcast can be found at the Company's website: www.amerisource.com. This replay will continue to be available through approximately March 31, 2001.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            AMERISOURCE HEALTH CORPORATION

Date:  March 19, 2001       By:  /s/ William D. Sprague
                                 _____________________________________
                                 William  D. Sprague
                                 Vice President, General Counsel and Secretary
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                                 EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Merger dated as of March 16, 2001 by and among AmeriSource Health Corporation, Bergen Brunswig Corporation, AABB Corporation, A-Sub Acquisition Corp. and
               B-Sub Acquisition Corp.
99.1 Joint Press Release of AmeriSource Health Corporation and Bergen Brunswig Corporation dated March 19, 2001.
99.2           Press Release of AmeriSource Health Corporation dated
               March 19, 2001.